UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2012

KB HOME

(Exact name of registrant as specified in its charter)

Delaware	1-9195	95-3666267
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Wilshire Boulevard, Los Angeles, California		90024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 231-4000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Early Tender Period Expiration; Senior Notes Offering; Upsizing and Amendment of Tender Offers

On July 23, 2012, KB Home (the “Company”) announced the expiration of the early tender period for its cash tender offers for its 5-3/4% senior notes due 2014, 5-7/8% senior notes due 2015 and 6-1/4% senior notes due 2015. A copy of the press release dated July 23, 2012 announcing the expiration of the early tender period is attached as Exhibit 99.1.

On July 24, 2012, the Company announced a public offering for $250 million in aggregate principal amount of senior notes. A copy of the press release dated July 24, 2012 announcing the offering is attached as Exhibit 99.2.

On July 24, 2012, the Company announced that it priced its offering of $350 million in aggregate principal amount of 7.5% Senior Notes due 2022. The offering is expected to close on July 31, 2012, subject to customary closing conditions. A copy of the press release dated July 24, 2012 announcing the pricing of the offering is attached as Exhibit 99.3.

On July 24, 2012, the Company announced that it upsized, and amended certain pricing and other terms of, its cash tender offers. A copy of the press release dated July 24, 2012 announcing the upsizing and amendment is attached as Exhibit 99.4

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated July 23, 2012 announcing the expiration of the early tender period for the Company’s cash tender offers.

99.2	Press Release dated July 24, 2012 announcing a public offering of senior notes.

99.3	Press Release dated July 24, 2012 announcing the pricing of the offering of 7.5% Senior Notes due 2022.

99.4	Press Release dated July 24, 2012 announcing the upsizing and amendment of the Company’s cash tender offers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2012

KB Home

By:	/s/ BRIAN J. WORAM
Brian J. Woram
Executive Vice President, General Counsel and Secretary
Registered In-House Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 23, 2012 announcing the expiration of the early tender period for the Company’s cash tender offers.

99.2	Press Release dated July 24, 2012 announcing a public offering of senior notes.

99.3	Press Release dated July 24, 2012 announcing the pricing of the offering of 7.5% Senior Notes due 2022.

99.4	Press Release dated July 24, 2012 announcing the upsizing and amendment of the Company’s cash tender offers.